UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.07. Submission of Matters to a Vote of Security Holders

The final results of the proposals submitted to a vote of stockholders at the annual meeting of stockholders of The Bancorp, Inc. (the “Company”) held on May 28, 2025 (the “Annual Meeting”) are as follows:

Proposal No. 1: The stockholders approved the election of each of the ten director nominees to serve for a one-year term, expiring at the 2026 annual meeting of stockholders or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Dwayne L. Allen	40,051,738	1,019,955	7,828	3,579,058
Todd J. Brockman	40,975,571	96,032	7,918	3,579,058
Matthew N. Cohn	39,093,976	1,977,426	8,119	3,579,058
Cheryl D. Creuzot	40,117,817	785,488	176,216	3,579,058
Hersh Kozlov	39,303,933	1,767,359	8,229	3,579,058
Damian M. Kozlowski	40,479,991	591,627	7,903	3,579,058
William H. Lamb	38,945,509	2,125,982	8,030	3,579,058
James J. McEntee III	39,142,733	1,909,409	27,379	3,579,058
Stephanie B. Mudick	40,957,540	113,941	8,040	3,579,058
Mark E. Tryniski	40,916,128	155,629	7,764	3,579,058

Proposal No. 2: The stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2024, by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,879,931	1,048,449	151,141	3,579,058

Proposal No. 3: The stockholders ratified on an advisory, non-binding basis, the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,572,725	77,443	8,411	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2025	THE BANCORP, INC.

	By:	/s/ Erika Caesar
	Name:	Erika Caesar
	Title:	EVP, General Counsel and Corporate Secretary